Non-Brokered Standard

ENERGIZER RESOURCES INC.

SUBSCRIPTION AGREEMENT FOR UNITS

(CANADIAN AND OFFSHORE SUBSCRIBERS)

THE UNITS BEING OFFERED FOR SALE HEREUNDER MAY ONLY BE PURCHASED BY CANADIAN RESIDENTS AND OFF-SHORE RESIDENTS, IN EACH CASE PURSUANT TO AVAILABLE EXEMPTIONS UNDER APPLICABLE SECURITIES LEGISLATION.

TO: ENERGIZER RESOURCES INC.

The undersigned (the "**Subscriber**") hereby irrevocably subscribes for and agrees to purchase from Energizer Resources Inc. (the "**Corporation**") that number of units of the Corporation (the "**Units**") set out below at a price of US$0.30 per Unit (the "**Subscription Price**"). Each Unit consists of one share of common stock, US$0.001par value per share, in the capital of the Corporation (a "**Unit Share**") and one transferable common stock purchase warrant (a "**Warrant**"). Each Warrant shall entitle the holder thereof to acquire one share of common stock, US$0.001par value per share, in the capital of the Corporation (a "**Warrant Share**") at a price of US$0.50 until the Expiry Date (as defined herein) and subject to the Early Expiry Event (as defined herein). Each Unit Share will be issued together with one penalty right (a "**Listing Right**"), with each Listing Right convertible for Listing Rights Shares (as defined herein), and a further right (a "**Filing Right**"), with each Filing Right convertible for Filing Rights Shares (as defined herein), both in the amounts and under such circumstances as described herein. Unless the context otherwise requires, all references to "**Unit Shares**", "**Warrants**" and "**Warrant Shares**" shall include, as applicable, the Listing Rights Shares issuable pursuant to the Listing Rights, the Filing Rights Shares issuable pursuant to the Filing Rights, and the Unit Shares, Warrants and Warrant Shares underlying the Compensation Options (as defined herein). The Subscriber agrees to be bound by the terms and conditions set forth in the attached "Terms and Conditions of Subscription for Units" including, without limitation, the terms, representations, warranties and covenants set forth in the applicable Schedules attached thereto. The Subscriber further acknowledges and agrees, without limitation, that the Corporation will be relying upon the Subscriber's representations, warranties and covenants contained in such documents.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Subscriber Information and Signature
_______________ (Name of Subscriber)
Account Reference (if applicable): _______________
By: _______________ Authorized Signature
_______________ (Official Capacity or Title – if the Subscriber is not an individual)
_______________ (Name of individual whose signature appears above if different than the name of the Subscriber printed above.)
_______________ (Subscriber's Residential Address, including Municipality and Province)
_______________ (Subscriber's Telephone Number) (Email Address)

Number of Units: _______________ **x US$0.30**
=
Aggregate Subscription Price: _______________ (the "**Subscription Amount**")
If the Subscriber is signing as agent or trustee for a principal (a "Disclosed Principal") and is not purchasing as trustee or agent for accounts fully managed by it, so as to be deemed to be purchasing as principal pursuant to NI 45-106 (as defined herein) complete the following:
_______________ (Name of Disclosed Principal)
_______________ (Residential Address of Disclosed Principal)
_______________ (Telephone Number of Disclosed Principal)
_______________ (Account Reference, if applicable)

A completed and originally executed copy of this Subscription Agreement, including the applicable schedules, must be delivered, by no later than 5:00 p.m. (Toronto time) on March 2, 2010 to **Energizer Resources Inc.** at Suite 520 – 141 Adelaide Street West, Toronto, Ontario M5H 3L5, Attention: Julie Lee Harrs (Facsimile: (416) 364.2753).

Account Registration Information:

____
(Name)

____
(Account Reference, if applicable)

____

____
(Address, including Postal Code)

Delivery Instructions as set forth below:

____
(Name)

____
(Account Reference, if applicable)

____
(Address)

____
(Contact Name) (Telephone Number)

Number and kind of securities of the Corporation held (including convertible securities), directly or indirectly, if any:

____

____

TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS

ARTICLE 1 - INTERPRETATION

1.1 Definitions

(a) Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

"**Agency Agreement**" means the agency agreement to be dated on or about the Closing Date to be entered into between the Agents and the Corporation in respect of the Concurrent Brokered Offering.

"**Agents**" means Clarus Securities Inc. and Byron Securities Inc.

"**Business Day**" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business.

"**Closing**" shall have the meaning ascribed to such term in Section 4.1.

"**Closing Date**" shall have the meaning ascribed to such term in Section 4.1.

"**Closing Time**" shall have the meaning ascribed to such term in Section 4.1.

"**Common Shares**" means the shares of common stock, US$0.001 par value per share, of the Corporation.

"**Concurrent Brokered Offering**" means the concurrent brokered offering of Units to be issued and sold by the Corporation pursuant to the Agency Agreement, which together with the Offering will be for up to 25,333,333 Units for gross proceeds of up to $7,600,000,.

"**Control Person**" means a person, company or combination of persons or companies described in clause (c) of the definition of "distribution" in subsection 1(1) of the *Securities Act* (Ontario).

"**Corporation**" means Energizer Resources Inc. and includes any successor corporation to or of the Corporation.

"**Disclosed Principal**" shall have the meaning ascribed to such term on the face page of the Subscription Agreement.

"**Early Expiry Date**" means 30 days following receipt by the holder of the Warrants of the Early Expiry Notice.

"**Early Expiry Event**" means the occurrence, at any time following the date that is nine (9) months from the Closing Date, and provided that the Effective Date has occurred and the Registration Statement remains in effect, of the trading of the Common Shares on the OTCBB or the TSXV (or such other stock

exchange or quotation system on which the Common Shares may be listed and where a majority of the trading volume occurs) at a closing price greater than US$0.75 per Common Share (calculated in Canadian dollars using the noon rate "$US/$CDN" published on the Bank of Canada website on each date during the relevant period) for a period of 21 consecutive trading days.

"**Early Expiry Notice**" means a written notice which may be sent by the Corporation advising the Subscriber of an Early Expiry Event, such notice to be sent within five Business Days following such Early Expiry Event.

"**Effective Date**" means the date on which the SEC has declared the Registration Statement effective.

"**Exchange Listing**" means the listing of the Common Shares on the TSXV.

"**Exchange Listing Deadline**" means the date that is 27 months following the Closing Date.

"**Expiry Date**" means the date which is 36 months following the later of: (i) the Closing Date; and (ii) the date of the Exchange Listing.

"**Filing Deadline**" means the date that is twenty-one (21) months following the Closing Date.

"**Filing Right**" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"**Filing Rights Conversion Date**" means the earlier of: (i) the Effective Date; (ii) the Filing Deadline; and (iii) the date on which a holder elects to convert the Filing Rights, provided, for greater certainty, that in the event the Effective Date occurs prior to or on the Initial Filing Deadline, the Filings Rights shall not be exercisable and no Filing Rights Shares shall be issuable pursuant to the Filing Rights.

"**Filing Rights Share**" shall have the meaning ascribed to such term in Section 3.2(c).

"**including**" means without limitation.

"**Initial Filing Deadline**" means the date that is nine (9) months following the Closing Date.

"**Initial Penalty Date**" means the date that is three (3) months following the Closing Date

"**Listing Right**" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"**Listing Rights Conversion Date**" means the earlier of: (i) the date of the Exchange Listing; (ii) the Exchange Listing Deadline; and (iii) the date on which a holder elects to convert the Listing Rights, provided for greater certainty, that in the event the date of the Exchange Listing occurs prior to or on the Initial Penalty Date, the Listing Rights shall not be exercisable and no Listing Rights Shares shall be issuable pursuant to the Listing Rights.

"**Listing Rights Share**" shall have the meaning ascribed to such term in Section 3.2(b).

"**NI 45-106**" means National Instrument 45-106 – *Prospectus and Registration Exemptions* of the Canadian Securities Administrators.

"**Offering**" means the offering of Units to be issued and sold by the Corporation pursuant to the Subscription Agreements.

"**OTCBB**" means the OTC Bulletin Board;

"**PCMLTFA**" shall have the meaning ascribed to such term in Section 6.1(y).

"**Person**" includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

"**Registration Statement**" means a registration statement on Form S-1 or a successor form under the U.S. Securities Act, filed by the Corporation with the SEC for the purpose of registering the Unit Shares, the Warrants and the Warrant Shares for resale.

"**Regulation D**" means Regulation D adopted by the SEC under the U.S. Securities Act.

"**Regulation S**" means Regulation S adopted by the SEC under the U.S. Securities Act.

"**Rule 144**" means Rule 144 adopted by the SEC under the U.S. Securities Act.

"**SEC**" means the United States Securities and Exchange Commission.

"**Securities Laws**" means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the Selling Jurisdictions, the applicable policy statements, notices, interpretation notes, blanket rulings, orders and all other regulatory instruments of the securities regulators in each of the Selling Jurisdictions, including the policies and rules of the OTCBB.

"**Selling Jurisdictions**" means those provinces of Canada and those other jurisdictions outside of Canada and the United States in which the Units are offered for sale, as may be agreed upon by the Corporation.

"**Subscriber**" means the subscriber for the Units as set out on the face page of this Subscription Agreement and includes, as applicable, each Disclosed Principal for whom a Subscriber is acting.

"**Subscription Agreement**" means this subscription agreement (including any Schedules hereto) and any instrument amending this Subscription Agreement; "**hereof**", "**hereto**", "**hereunder**", "**herein**" and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression "**Article**" or "**Section**" followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

"**Subscription Amount**" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"**Subscription Price**" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"**TSXV**" means the TSX Venture Exchange.

"**United States**" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

"**Unit Shares**" shall have the meaning ascribed to such term on the face page of this Subscription Agreement, and for certainty, includes the Listing Rights Shares and the Filing Rights Shares, as applicable.

"**Units**" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"**U.S. Person**" has the meaning given to that term in Rule 902(k) of Regulation S under the U.S. Securities Act, which means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the U.S. Securities Act) who are not natural persons, estates or trusts.

"**U.S. Securities Act**" means the United States Securities Act of 1933, as amended.

"**Warrants**" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"**Warrant Shares**" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

1.2 Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3 Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol "US$", are expressed in United States dollars.

1.4 Subdivisions and Headings

The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 - SCHEDULES

2.1 Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule "A" - Term Sheet
Schedule "B" - Accredited Investor Status Certificate

ARTICLE 3 - SUBSCRIPTION AND DESCRIPTION OF UNITS

3.1 Subscription for the Units

The Subscriber hereby confirms its irrevocable subscription for and offer to purchase the Units from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Amount which is payable as described in Article 4 hereto.

3.2 Description of Units

(a) Each Unit consists of one Unit Share and one Warrant. Each Warrant shall be exercisable for one Warrant Share at an exercise price of US$0.50 per Warrant Share at any time prior to the Expiry Date, subject to the Early Expiry Event.

(b) Each Unit Share will be issued together with one Listing Right, with each Listing Right convertible into, for no additional consideration, increments of one-tenth (10%) of one Common Share (each whole share, a "**Listing Rights Share**") in the event that the Exchange Listing has not occurred prior to or on the Exchange Listing Deadline, as follows:

Date	Portion of Listing Rights Shares Issuable	Cumulative Percentage
On the date that is 3 months following the Closing Date	1/10	10%
On the date that is 9 months following the Closing Date	1/10	20%
On the date that is 15 months following the Closing Date	1/10	30%
On the date that is 21 months following the Closing Date	1/10	40%
On the date that is 27 months following the Closing Date	1/10	50%

On the Listing Rights Conversion Date, each Listing Right will be automatically converted into Listing Rights Shares, with no further action on the part of the holder thereof (as applicable) and for no additional consideration, and the holder will receive the number of Listing Rights Shares accrued as at the date thereof (subject to standard anti-dilution adjustments as provided for below in order to maintain the economic equivalency of the Listing Right, to be substantially on similar terms as set out in the form of certificates representing the Warrants). For greater certainty, in the event the Exchange Listing is completed prior to or on the Initial Penalty Date, the Listing Rights shall not be exercisable and no Listing Rights Shares shall be issuable pursuant to the Listing Rights, and in the event the Exchange Listing is not completed prior to or on the Exchange Listing Deadline, each outstanding Listing Right shall entitle the holder thereof to 0.5 Listing Rights Shares.

The terms and conditions attaching to the Listing Rights, including the exercise thereof, shall be governed by the terms set out herein (other than Section 9.8 hereof) and in the legend as set forth in Section 6.2(g) hereof.

(c) Each Unit Share will also be issued together with one Filing Right, with each Filing Right convertible into, for no additional consideration, increments of one-tenth (10%) of one Common Share (each whole share, a "**Filing Rights Share**") in the event that the Effective Date has not occurred prior to or on the Filing Deadline, as follows:

Date	Portion of Filing Rights Shares Issuable	Cumulative Percentage
On the date that is 9 months following the Closing Date	1/10	10%
On the date that is 15 months following the Closing Date	1/10	20%
On the date that is 21 months following the Closing Date	1/10	30%

On the Filing Rights Conversion Date, each Filing Right will be automatically converted into Filing Rights Shares, with no further action on the part of the holder thereof (as applicable) and for no additional consideration, and the holder will receive the number of Filing Rights Shares accrued as at the date thereof (subject to standard anti-dilution adjustments as provided for below in order to maintain the economic equivalency of the Filing Right, to be substantially on similar terms as set out in the form of certificates representing the Warrants). For greater certainty, in the event the Effective Date occurs prior to or on the Initial Filing Deadline, the Filing Rights shall not be exercisable and no Filing Rights Shares shall be issuable pursuant to the Filing Rights and in the event the Effective Date does not occur prior to or on the Filing Deadline, each outstanding Filing Right shall entitle the holder thereof to 0.3 Filing Rights Shares.

The terms and conditions attaching to the Filing Rights, including the exercise thereof, shall be governed by the terms set out herein (other than Section 9.8 hereof) and in the legend as set forth in Section 6.2(h) hereof.

(d) The Listing Rights Shares and the Filing Rights Shares will have the same terms and conditions as the Unit Shares. No fractional Listing Rights Shares or Filing Rights Shares will be issued and in any such case, the number of Listing Rights Shares or Filing Rights Shares issuable on the Listing Rights Conversion Date or the Filing Rights Conversion Date, as applicable, shall be rounded down to the nearest whole number, without any cash payment or other compensation in lieu thereof.

3.3 Acceptance and Rejection of Subscription by the Corporation

The Subscriber acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Units, in whole or in part, at any time prior to the

Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Corporation representing the Subscription Amount will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Amount for that portion of the subscription for the Units which is not accepted will be promptly delivered to the Subscriber without interest or deduction.

ARTICLE 4 - CLOSING

4.1 Closing

Delivery and sale of the Units and payment of the Subscription Amount will be completed (the "**Closing**") at the offices of Fraser Milner Casgrain LLP, counsel to the Corporation, in Toronto, Ontario at 10:00 a.m. (Toronto time) (the "**Closing Time**") on March 4, 2010 or such other place or date or time as the Corporation and the Subscriber may mutually agree (the "**Closing Date**"). If, on or prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Subscriber, or waived by the Subscriber, the Subscriber shall deliver to the Corporation a duly completed and executed copy of this Subscription Agreement, and payment of the Subscription Amount for all of the Units being purchased hereunder against delivery by the Corporation of certificates representing the Unit Shares and Warrants comprising the Units and such other documentation as may be required pursuant to this Subscription Agreement.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than delivery by the Corporation to the Subscriber of certificates representing the Unit Shares and Warrants comprising the Units) have not been complied with to the satisfaction of the Subscriber, or waived by the Subscriber, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

4.2 Conditions of Closing

The Subscriber acknowledges and agrees that the Corporation is relying on the truth of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than forty-eight (48) hours prior to the Closing Time:

(a) payment by the Subscriber of the Subscription Amount by certified cheque or bank draft in U.S. dollars payable to "Energizer Resources Inc." or by electronic money transfer to the Corporation, or as otherwise directed by the Corporation;

(b) the Subscriber having properly completed, signed and delivered this Subscription Agreement (including all applicable Schedules hereto) by no later than March 2, 2010 to:

Energizer Resources Inc.
141 Adelaide Street West
Suite 520
Toronto, ON M5H 3L5

Attention: Julie Lee Harrs
Facsimile: (416) 364-2753

(c) the Subscriber, if a resident of, or otherwise subject to the Securities Laws of a jurisdiction of Canada, having properly completed, signed and delivered Schedule "B" (the Accredited Investor Status Certificate);

(d) the representations and warranties made by the Subscriber herein (including, if applicable, in Schedule "B" attached hereto) being true and correct on the Closing Date with the same force and effect as if made on and as of such date;

(e) the covenants, agreements and conditions contained in this Subscription Agreement to be performed by the Subscriber (including, if applicable, any Disclosed Principal) on or prior to the Closing Date shall have been performed or complied with in all material respects;

(f) the Corporation having obtained all necessary approvals and consents, including any regulatory approvals;

(g) the Subscriber having executed and returned to the Corporation, at the Corporation's request, all other documents as may be required by the Securities Laws for delivery by the Corporation on behalf of the Subscriber; and

(h) the issue and sale of the Units being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities legislation relating to the sale of the Units, or the Corporation having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or deliver an offering memorandum.

ARTICLE 5– ACKNOWLEDGEMENTS, REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION

5.1 Acknowledgements, Representations, Warranties and Covenants of the Corporation

(a) The Corporation covenants to use its best efforts to complete the Exchange Listing as soon as practicable following the Closing Date.

(b) The Corporation covenants to use its commercially reasonable best efforts to file the Registration Statement with the SEC and cause the Effective Date to occur as soon as practicable following the Closing Date.

(c) The Corporation will use its commercially reasonable best efforts to respond to any comments received from the SEC on the Registration Statement expeditiously in an effort to cause the SEC to declare the Registration Statement effective as soon as practicable after the date it is filed.

(d) The Corporation shall use its commercially reasonable best efforts to keep the Registration Statement effective provided that the Subscriber furnishes in writing to the Corporation, all information within the Subscriber's possession or

knowledge that the Corporation or its counsel may reasonably require in order to keep the Registration Statement effective.

(e) The Listing Rights and Filing Rights will be duly and validly created and issued together with the Unit Shares at the Closing Time.

(f) The Listing Rights Shares and Filing Rights Shares will have the same terms and conditions as the Unit Shares and appropriate adjustments to the Listing Rights and the Filing Rights shall be made in the event of a Common Share reorganization, rights offering, distribution or capital reorganization.

(g) The Corporation hereby acknowledges and agrees that on the Listing Rights Conversion Date, each Listing Right will be automatically converted, with no further action on the part of the holder thereof (as applicable) and for no additional consideration and the Subscriber will receive the number of Listing Rights Shares accrued as at the date thereof (subject to standard anti-dilution adjustments as provided for above to maintain the economic equivalency of the Listing Right). For greater certainty, in the event the Exchange Listing is completed prior to or on the Initial Penalty Date, the Listing Rights shall not be exercisable and no Listing Rights Shares shall be issuable pursuant to the Listing Rights, and in the event the Exchange Listing is not completed prior to or on the Exchange Listing Deadline, each outstanding Listing Right shall entitle the holder thereof to 0.5 Listing Rights Shares.

(h) The Corporation hereby acknowledges and agrees that on the Filing Rights Conversion Date, each Filing Right will be automatically converted, with no further action on the part of the holder thereof (as applicable) and for no additional consideration and the Subscriber will receive the number of Filing Rights Shares accrued as at the date thereof (subject to standard anti-dilution adjustments as provided for above to maintain the economic equivalency of the Filing Right). For greater certainty, in the event the Effective Date does not occur prior to or on the Initial Filing Deadline, the Filing Rights shall not be exercisable and no Filing Rights Shares shall be issuable pursuant to the Filing Rights, and in the event the Effective Date does not occur prior to or on the Filing Deadline, each outstanding Filing Right shall entitle the holder thereof to 0.3 Filing Rights Shares.

(i) Notwithstanding such conversion of the Listing Rights and/or the Filing Rights, and subject to the directors' fiduciary duties to act in the best interest of the Corporation, the Corporation hereby covenants and agrees to continue to use its commercially reasonable best efforts to: (i) complete the Exchange Listing after the Exchange Listing Deadline; and (ii) cause the Effective Date to occur after the Filing Deadline.

(j) The Corporation and the Subscriber hereby agree that, upon acceptance of this Subscription Agreement by the Corporation, the Subscriber shall have agreed to subscribe for the Listing Rights and the Filing Rights at no additional cost and the Corporation shall issue the Listing Rights and the Filing Rights to the Subscriber at the Closing Time as part of the Offering, and the Listing Rights and the Filing Rights shall not be certificated but shall attach to and be transferable

with the Units Shares and shall be evidenced by the legends as set forth in Section 6.2(g) and 6.2(h) hereof, respectively, which shall be impressed upon the certificates representing the Unit Shares.

(k) The Corporation agrees that it shall obtain the prior written approval and consent of the Subscriber to being named in any press release or other public document relating to the Offering or in any continuous disclosure documents of the Corporation or any other documents or reports that may be required to be filed under applicable Securities Laws with any securities regulatory authority or otherwise, including without limitation the OTCBB, Frankfurt Exchange, or TSXV, such approval and consent, not to be unreasonably withheld or delayed.

(l) The Subscriber shall have the benefit of the representations, warranties and covenants made by the Corporation to the Agents and set forth in the Agency Agreement. Such representations, warranties and covenants shall form an integral part of this Subscription Agreement and shall survive the closing of the purchase and sale of the Units and shall continue in full force and effect for the benefit of the Subscriber in accordance with the terms of the Agency Agreement.

ARTICLE 6 - ACKNOWLEDGEMENTS, REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

6.1 Acknowledgements, Representations, Warranties and Covenants of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of a Disclosed Principal for whom the Subscriber is acting hereunder, hereby represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such representations and warranties in connection with the transactions contemplated herein:

(a) The Subscriber confirms that it:

(i) has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Units;

(ii) is capable of assessing the merits and risks (including the potential loss of its entire investment) of the proposed investment in the Units;

(iii) is aware of the characteristics of the Units and understands the risks relating to an investment therein; and

(iv) is able to bear the economic risk of loss of its investment in the Units.

(b) The Subscriber is resident, or if not an individual has its head office, in the jurisdiction set out on the face page of this Subscription Agreement and intends that the Securities Law of that jurisdiction govern the Subscriber's subscription, and is not aware of any reason why the laws of such jurisdiction would not govern such subscription. Such address was not created and is not used solely

for the purpose of acquiring the Units and the Subscriber was solicited to purchase in only such jurisdiction.

(c) If the Subscriber is not a person resident in Canada, the Subscriber has knowledge of or has been independently advised as to and will comply with the requirements of all the Securities Laws of the jurisdiction of the Subscriber's residence and confirms that the subscription for the Units by the Subscriber is being made pursuant to exemptions under, and does not contravene any of the, applicable securities legislation in the jurisdiction in which the Subscriber resides or the laws of which the Subscriber is otherwise subject to in connection with this subscription and does not give rise to any obligation of the Corporation or the Agents to prepare and file a prospectus, offering memorandum or similar document or to register or qualify the distribution of the Unit Shares and Warrants or for the Corporation to be registered with or to file any report or notice with any governmental or regulatory authority or to otherwise comply with any continuous disclosure or other periodic filing obligations, or impose any registration or other requirements on the Agents, under the applicable securities laws of the jurisdiction in which the Subscriber resides or the laws of which the Subscriber is otherwise subject to in connection with this subscription and will provide such evidence of compliance with all such matters as the Corporation may request.

(d) The Subscriber has properly completed, executed and delivered to the Corporation this Subscription Agreement and Schedule "B" (the Accredited Investor Status Certificate) and the representations, warranties, covenants and information contained herein and therein are true and correct as of the date hereof and will be true and correct as of the Closing Time.

(e) The Subscriber is aware that the Unit Shares, Warrants and Warrant Shares have not been and, until the Effective Date, will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and that the Unit Shares, Warrants and Warrant Shares may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act or compliance with the requirements of an exemption from registration.

(f) The Subscriber is not a U.S. Person and is not acquiring the Units for the account or benefit of a U.S. Person or a person in the United States and has not received funds for this investment from a U.S. Person.

(g) The Units have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Units and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered.

(h) The Subscriber understands that if it decides to offer, sell, pledge or otherwise transfer the Unit Shares, Warrants or the Warrant Shares, such securities may be offered, sold or otherwise transferred only: (A) to the Corporation; (B) pursuant to an effective registration statement under the U.S. Securities Act, (C) in accordance with Rule 144 under the U.S. Securities Act, if available, and in

compliance with applicable state Securities Laws, (D) in accordance with the provisions of Regulation S, if available, or (E) in a transaction that does not otherwise require registration under the U.S. Securities Act or any applicable state Securities Laws (in each case, if an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, has been provided to the Corporation to that effect, if applicable) and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act and other applicable Securities Laws.

(i) The Subscriber acknowledges and agrees that the Unit Shares, Warrants and Warrant Shares will be "restricted securities" within the meaning of Rule 144(a)(3) under the U.S. Securities Act and will remain "restricted securities" notwithstanding any resale within or outside the United States unless the sale is completed pursuant to an effective registration statement under the U.S. Securities Act or in accordance with Rule 144 under the U.S. Securities Act. The rules and regulations underlying Rule 144 and the Corporation's compliance with the requirements of Rule 144 are subject to change and the Subscriber is aware that any such changes may adversely affect the Subscriber's ability to use the Rule 144 exemption.

(j) The Subscriber understands that the Corporation is the seller of the Units and that, for purposes of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of the Units and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question; except as otherwise permitted by Regulation S, the Subscriber agrees that it will not, during a one-year distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Unit Shares, Warrants or Warrant Shares other than to or for the account or benefit of a non-U.S. Person.

(k) The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Units and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, if applicable, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(l) The Subscriber (and, if applicable, others for whom it is contracting hereunder) is not:

(i) a licensed broker or dealer in the United States,

(ii) an affiliate of a licensed broker or dealer in the United States,

(iii) acting as an underwriter (as that term is defined in Section 2(11) of the U.S. Securities Act) in respect of the Unit Shares, the Warrants or the Warrant Shares, or

(iv) an affiliate of any person that is acting as an underwriter (as that term is defined in Section 2(11) of the U.S. Securities Act) in respect of the Unit Shares, the Warrants or the Warrant Shares.

(m) The Subscriber is subscribing for the Units as principal for its own account and not for the benefit of any other person (within the meaning of applicable Securities Laws) or if it is not subscribing as principal it is acting as agent for a Disclosed Principal (whose identity is disclosed on the face page of this Subscription Agreement) who is purchasing as principal for its own account and not for the benefit of any other person.

(n) If the Subscriber is contracting hereunder as trustee or agent for a fully managed account (including for greater certainty, a portfolio manager or comparable advisor) or as agent for a Disclosed Principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription and if the Subscriber is acting as agent for a Disclosed Principal, who is subscribing as principal for its own account and not for the benefit of any other person, this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such Disclosed Principal and the Subscriber acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of such Disclosed Principal for whom it is acting.

(o) In the case of a subscription for the Units by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and when accepted by the Corporation, will constitute a legal, valid and binding agreement of, the Subscriber. This Subscription Agreement, when accepted by the Corporation, will be enforceable in accordance with its terms against the Subscriber.

(p) If the Subscriber is:

(i) a body corporate, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Units as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement;

(ii) a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary

approvals in respect thereof and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement; or

(iii) an individual, the Subscriber is of the full age of majority in his or her jurisdiction of residence and is legally competent to execute, deliver and be bound by this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

(q) There are no persons acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder's fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Units, the Subscriber covenants to indemnify and hold harmless the Corporation with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(r) The Subscriber is not, with respect to the Corporation or any of its affiliates, a Control Person and the subscription hereunder by the Subscriber will not create a new Control Person;

(s) The Subscriber (for greater certainty, including any Disclosed Principal, if applicable) is at arm's length, within the meaning of applicable Securities Laws and the rules of the TSXV, with the Corporation;

(t) If required by applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Units (including the Listing Rights and Filing Rights) as may be required by any securities commission, stock exchange or other regulatory authority.

(u) The Subscriber has been advised to consult its own legal advisors with respect to trading in the Unit Shares, Warrants and Warrant Shares, and with respect to the hold periods imposed by the Securities Laws of the Province in which the Subscriber resides and other applicable securities laws, and acknowledges that no representation has been made respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are, that the Subscriber is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions and that the Subscriber is aware that it may not be able to resell, and covenants that it will not resell, such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(v) The Subscriber has not received or been provided with a prospectus, offering memorandum (within the meaning of the Securities Laws) or any sales or advertising literature in connection with the Offering or any document purporting to describe the business and affairs of the Corporation which has been prepared

for review by prospective purchasers to assist in making an investment decision in respect of the Units and the Subscriber's decision to subscribe for the Units was not based upon, and the Subscriber has not relied upon, any oral or written representations as to facts made by or on behalf of the Corporation and the Units are not being purchased with knowledge of any material fact about the Corporation that has not been generally disclosed. The Subscriber's decision to subscribe for the Units was based solely upon this Subscription Agreement (including the Term Sheet attached as Schedule "A" hereto), the Agency Agreement and information about the Corporation which is publicly available or has been filed under its corporate profile on SEDAR or with the SEC on EDGAR (any such information having been obtained solely by the Subscriber).

(w) No person has made any written or oral representations:

(i) that any person will resell or repurchase the Unit Shares, Warrants or Warrant Shares;

(ii) that any person will refund all or any part of the Subscription Amount; or

(iii) as to the future price or value of the Unit Shares, Warrants or Warrant Shares.

(x) The subscription for the Units has not been made through or as a result of, any general solicitation or general advertising (as such terms are defined in Rule 502(c) of Regulation D) or any seminar or meeting whose attendees have been invited by general solicitation or general advertising and the distribution of the Units is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation.

(y) The funds representing the Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada) (the "**PCMLTFA**") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge (a) no portion of the Subscription Amount (i) has been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to the Subscriber. The Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations cease to be true, and to provide the Corporation with appropriate information in connection therewith.

6.2 Acknowledgments and Covenants of the Subscriber

The Subscriber acknowledges, covenants and agrees as follows:

(a) The Subscriber acknowledges that other than the OTCBB and the Frankfurt Exchange, there is no other market for the securities of the Corporation and, as a result, the Subscriber may not be able to resell the Unit Shares, Warrants and Warrant Shares except in accordance with limited exemptions under applicable Securities Law and regulatory policy until expiry of the applicable hold period and compliance with the other requirements of applicable law.

(b) No securities commission, agency, governmental authority, regulatory body, stock exchange or similar authority has reviewed or passed on the merits or has made any finding as to the merit for investment of the Units (or the Warrant Shares) nor have any such agencies or authorities made any recommendations or endorsement with respect to the Units (or the Warrant Shares).

(c) The Unit Shares and Warrants shall be, and the Warrant Shares may be, subject to statutory resale restrictions under the Securities Laws of the Province in which the Subscriber resides and under other applicable Securities Laws, including United States Securities Laws, and the Subscriber covenants that it will not resell the Unit Shares, Warrants or Warrant Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Corporation is not in any way responsible) for such compliance.

(d) The Subscriber's ability to transfer the Unit Shares, Warrants and Warrant Shares is limited by, among other things, applicable Securities Laws. **Subscribers should obtain independent legal advice in respect of the proposed investment in the Units and the applicable resale restrictions prior to subscribing for the Units.**

(e) The certificates representing the Unit Shares and Warrants (and Warrant Shares, Listing Rights Shares and Filing Rights Shares, if issued prior to the date that is four months and one day after the Closing Date) will bear a legend as of the Closing Date substantially in the following form (and with the necessary information inserted):

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE WHICH IS FOUR MONTHS AND A DAY AFTER THE CLOSING DATE WILL BE INSERTED]."

In the event the Exchange Listing occurs prior to the date that is four months and one day after the Closing Date, the certificates representing any Warrant Shares and Listing Rights Shares, if issued prior to the date that is four months and one day after the Closing Date and prescribed by the rules of the TSXV, shall bear the following TSXV legend:

"WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE [For the Warrants: AND THE SECURITIES UNDERLYING THESE SECURITIES] MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX

VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [THE DATE WHICH IS FOUR MONTHS AND A DAY AFTER THE CLOSING DATE WILL BE INSERTED]."

(f) The certificates representing the Unit Shares (which for greater certainty includes any Listing Rights Shares and Filing Rights Shares) and the Warrant Shares, unless the Registration Statement has been declared effective and the Subscriber has executed and delivered to the Corporation such written undertakings as the Corporation and its counsel may reasonably require in order to ensure full compliance with the relevant provisions of the U.S. Securities Act), and all certificates issued in exchange therefor or in substitution thereof, shall bear the following U.S. legend mandated by U.S. Securities Laws:

"THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

And the certificates representing the Warrants, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following U.S. legend mandated by U.S. Securities Laws:

"THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THESE WARRANTS MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE WARRANTS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

(g) The certificates representing the Unit Shares, and all certificates issued in exchange therefor or in substitution thereof, will also bear a legend as of the Closing Date substantially in the following form to evidence the Listing Rights:

"THIS CERTIFICATE ALSO REPRESENTS LISTING RIGHTS OF ENERGIZER RESOURCES INC. (THE "CORPORATION") ENTITLING THE HOLDER HEREOF TO CONVERT SUCH LISTING RIGHTS, FOR NO ADDITIONAL CONSIDERATION, FOR ADDITIONAL SECURITIES EQUAL TO ONE-TENTH (1/10) OF THE SECURITIES REPRESENTED HEREBY IN THE EVENT THE EXCHANGE LISTING HAS NOT OCCURRED WITHIN THREE (3) MONTHS FOLLOWING THE CLOSING DATE, AND CONVERTIBLE FOR AN ADDITIONAL ONE-TENTH (1/10) OF THE SECURITIES REPRESENTED HEREBY FOR EVERY SIX (6) MONTH PERIOD THEREAFTER, IN WHICH THE CORPORATION FAILS TO COMPLETE THE EXCHANGE LISTING, UNTIL THE EXCHANGE LISTING DEADLINE. THE LISTING RIGHTS SHALL BE GOVERNED BY THE TERMS AND CONDITIONS SET OUT IN THE SUBSCRIPTION AGREEMENT FOR UNITS ENTERED INTO BETWEEN THE HOLDER AND THE CORPORATION DATED THE DATE HEREOF (THE "SUBSCRIPTION AGREEMENT"). THE LISTING RIGHTS EVIDENCED HEREBY SHALL BE TRANSFERABLE WITH THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND SUBJECT TO THE SAME RESTRICTIONS ON TRANSFER. ALL TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE SUBSCRIPTION AGREEMENT.

THE NUMBER OF SECURITIES ISSUABLE ON EXERCISE OF THE LISTING RIGHTS HEREUNDER SHALL BE SUBJECT TO ADJUSTMENT FROM TIME TO TIME TO MAINTAIN THE ECONOMIC EQUIVALENCY OF THE LISTING RIGHTS UPON THE OCCURRENCE OF A COMMON SHARE REORGANIZATION, RIGHTS OFFERING, DISTRIBUTION OR CAPITAL REORGANIZATION OF THE CORPORATION."

(h) The certificates representing the Unit Shares, and all certificates issued in exchange therefore or in substitution thereof, will also bear a legend as of the Closing Date substantially in the following form to evidence the Filing Rights:

"THIS CERTIFICATE ALSO REPRESENTS FILING RIGHTS OF ENERGIZER RESOURCES INC. (THE "CORPORATION") ENTITLING THE HOLDER HEREOF TO CONVERT SUCH FILING RIGHTS, FOR NO ADDITIONAL CONSIDERATION, FOR ADDITIONAL SECURITIES EQUAL TO ONE-TENTH (1/10) OF THE SECURITIES REPRESENTED HEREBY IN THE EVENT THE EFFECTIVE DATE HAS NOT OCCURRED WITHIN NINE (9) MONTHS FOLLOWING THE CLOSING DATE, AND CONVERTIBLE FOR AN ADDITIONAL ONE-TENTH (1/10) OF THE SECURITIES REPRESENTED HEREBY FOR EVERY SIX (6) MONTH PERIOD THEREAFTER, IN WHICH THE EFFECTIVE DATE DOES NOT OCCUR, UNTIL THE FILING DEADLINE. THE FILING RIGHTS SHALL BE GOVERNED BY THE TERMS AND CONDITIONS SET OUT IN THE SUBSCRIPTION AGREEMENT FOR UNITS ENTERED INTO BETWEEN THE HOLDER AND THE CORPORATION DATED THE DATE HEREOF (THE "SUBSCRIPTION AGREEMENT"). THE FILING RIGHTS EVIDENCED HEREBY SHALL BE TRANSFERABLE WITH THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND SUBJECT TO THE SAME RESTRICTIONS ON TRANSFER. ALL TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE SUBSCRIPTION AGREEMENT.

THE NUMBER OF SECURITIES ISSUABLE ON EXERCISE OF THE FILING RIGHTS HEREUNDER SHALL BE SUBJECT TO ADJUSTMENT FROM TIME TO TIME TO MAINTAIN THE ECONOMIC EQUIVALENCY OF THE FILING RIGHTS UPON THE OCCURRENCE OF A COMMON SHARE REORGANIZATION, RIGHTS OFFERING, DISTRIBUTION OR CAPITAL REORGANIZATION OF THE CORPORATION."

(i) The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring the Units pursuant to such exemption:

   (i) certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to the Subscriber,

   (ii) the common law may not provide Subscribers with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement,

   (iii) the Subscriber may not receive information that would otherwise be required to be given under the Securities Laws, and

   (iv) the Corporation is relieved from certain obligations that would otherwise apply under the Securities Laws.

(j) The Subscriber is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement.

(k) This offer to subscribe is made for valuable consideration and, after the acceptance hereof by the Corporation, may not be withdrawn, cancelled, terminated or revoked by the Subscriber without the consent of the Corporation.

(l) There is no government or other insurance covering the Unit Shares, Warrants or Warrant Shares.

(m) Legal counsel retained by the Corporation is acting as counsel to the Corporation, and not as counsel to the Subscriber.

(n) The Subscriber (including if applicable, the Disclosed Principal) acknowledges that this Subscription Agreement and the exhibits and Schedules hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber's eligibility to purchase the Units under the Securities Laws and other applicable securities laws, preparing and registering certificates representing the Unit Shares and Warrants comprising the Units to be issued to the Subscriber, and completing filings required by any stock exchange or securities regulatory authority or the

Investment Industry Regulatory Organization of Canada. The Subscriber acknowledges that the Corporation may retain such personal information for as long as permitted or required by law or business practices. Subject to Section 5.1(k) herein, the Subscriber's personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities, (b) the Canada Revenue Agency or other taxing authorities, and (c) any of the other parties involved in the Offering, including legal counsel and may be included in record books in connection with the Offering. Subject to Section 5.1(k) herein, by executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information. The Subscriber also consents to the filing of copies or originals of this Subscription Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each Disclosed Principal.

(o) The information provided by the Subscriber on the face page of this Subscription Agreement identifying the name, address and telephone number of the Subscriber, the number of Units being purchased hereunder and the total purchase price as well as the Closing Date and the exemption that the Subscriber is relying on in purchasing the Units will be disclosed to the Ontario Securities Commission, and such information is being indirectly collected by the Ontario Securities Commission under the authority granted to it under securities legislation. This information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario. The Subscriber (and for certainty, including each Disclosed Principal) hereby authorizes the indirect collection of such information by the Ontario Securities Commission. In the event the Subscriber has any questions with respect to the indirect collection of such information by the Ontario Securities Commission, the Subscriber should contact the Ontario Securities Commission, Administrative Assistant to the Director of Corporate Finance at (416) 593-8086 or in person or writing at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8.

6.3 Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation and its legal counsel in determining the Subscriber's eligibility (and if applicable, the eligibility of the Disclosed Principal) to purchase the Units. The Subscriber further agrees that by accepting the certificates representing the Unit Shares and Warrants, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time.

ARTICLE 7- SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber for a period of two years following the Closing.

7.2 Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation with respect thereto and notwithstanding any subsequent disposition by the Subscriber of any of the Unit Shares, Warrants or Warrant Shares shall continue in full force and effect for the benefit of the Corporation for a period of two years following the Closing.

ARTICLE 8 – CONCURRENT BROKERED OFFERING

8.1 Concurrent Brokered Offering

The Subscriber hereby acknowledges and understands that the Corporation intends to complete the Concurrent Brokered Offering contemporaneously with the Closing of the Offering as more particularly described in the Term Sheet attached hereto as Schedule "A.

ARTICLE 9- MISCELLANEOUS

9.1 Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

9.2 Notices

(a) Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i) in the case of the Corporation, to:

Energizer Resources Inc.
141 Adelaide Street West, Suite 520
Toronto, Ontario M5H 3L5

Attention: Julie Lee Harrs, President and COO
Facsimile Number: (416) 364-2753

with a copy to:

Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West
Toronto, ON M5X 1B2

Attention: James Clare
Facsimile Number: (416) 863-4592

(ii) in the case of the Subscriber, at the address specified on the face page hereof,

(b) Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c) Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

9.3 Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

9.4 Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

9.5 Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

9.6 Entire Agreement

This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

9.7 Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties.

9.8 Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.

9.9 Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

9.10 Language

It is the express wish of the Subscriber that the Subscription Agreement and any related documentation be drawn up in English only. Il est de la volonté expresse du souscripteur que la convention de souscription ainsi que tout document connexe soient rédigés en langue anglaise uniquement.

The Corporation hereby accepts the subscription for Units as set forth on the face page of this Subscription Agreement on the terms and conditions contained in this Subscription Agreement (including all applicable Schedules) this _________ day of _______________, 2010.

ENERGIZER RESOURCES INC.

Per: ______________________________________

Authorized Signing Officer

SCHEDULE "A"
TERM SHEET

ENERGIZER RESOURCES INC.
PRIVATE PLACEMENT OF UNITS

Issuer: Energizer Resources Inc. ("**Energizer**" or the "**Corporation**").

Amount: Up to US$7.6 million (for the Offering and the Concurrent Brokered Offering in aggregate)

Issue Price: US$0.30 per Unit.

Offering: Private placement of units (the "**Units**") of the Corporation, each Unit consisting of one share of common stock, US$0.001 par value per share, of the Corporation (each, a "**Unit Share**" and collectively, the "**Unit Shares**") and one common stock purchase warrant (each, a "**Warrant**" and collectively, the "**Warrants**").

The Corporation agrees to use it best efforts to complete the Exchange Listing (as defined herein) as soon as practicable following the Closing Date (as defined herein). The Corporation and the Subscriber agree that each Unit Share will be issued together with one penalty right (a "**Listing Right**"), with each Listing Right convertible into, for no additional consideration, increments of one-tenth (10%) of one Common Share (each whole share, a "**Listing Rights Share**") in the event that the Exchange Listing has not occurred prior to or on the Exchange Listing Deadline as follows:

Date	Portion of Listing Rights Shares Issuable	Cumulative Percentage
On the date that is 3 months following the Closing Date	1/10	10%
On the date that is 9 months following the Closing Date	1/10	20%
On the date that is 15 months following the Closing Date	1/10	30%
On the date that is 21 months following the Closing Date	1/10	40%
On the date that is 27 months following the Closing Date	1/10	50%

The Corporation agrees to use its best efforts to cause the Effective Date (as defined herein) to occur as soon as practicable following the Closing Date. The Corporation and the Subscriber agree that each Unit Share will also be issued together with one right (a "**Filing Right**"), with each Filing Right convertible into, for no additional consideration, increments of one-tenth (10%) of one Common Share (each whole share, a "**Filing Rights Share**") in the event that the Effective Date has not occurred prior to or on the Filing Deadline (as defined herein), as follows:

Date	Portion of Filing Rights Shares Issuable	Cumulative Percentage
On the date that is 9 months following the Closing Date	1/10	10%
On the date that is 15 months following the Closing Date	1/10	20%
On the date that is 21 months following the Closing Date	1/10	30%

All references herein to the "**Unit Shares**", "**Warrants**" and "**Warrant Shares**" shall include, as applicable, the Listing Rights Shares issuable pursuant to the Listing Rights, the Filing Rights Shares issuable pursuant to the Filing Rights, and the Unit Shares, Warrants and Warrant Shares underlying the Compensation Options (as defined herein). All references herein to the "**Securities**" shall include the Unit Shares, Warrants and Warrant Shares.

Warrants: Each Warrant will entitle the holder thereof to purchase one share of common stock, US$0.001 par value per share, of the Corporation (each, a "**Warrant Share**" and collectively, the "**Warrant Shares**") at an exercise price of US$0.50 per Warrant Share at any time prior to 5:00 p.m. (Toronto time) on the date that is 36 months following the later of: (i) the Closing Date; and (ii) the listing (the "**Exchange Listing**") of the shares of common stock, US$0.001 par value per share, of the Corporation (the "**Common Shares**") on the TSX Venture Exchange (the "**TSXV**").

In the event that at any time following the date that is nine (9) months from the Closing Date, the Common Shares shall trade on the OTCBB or TSXV (or such other stock exchange on which the Common Shares may be listed and where the majority of the volume of trading occurs) at a closing price greater than US$0.75 per Common Share (calculated in Canadian dollars using the noon rate "$US/$CDN" published on the Bank of Canada website on each date during the relevant period) for a period of 21 consecutive trading days (the "**Early Expiry Event**"), and provided that the Effective Date has occurred and the Registration Statement (as defined herein) remains in effect, the Corporation shall have the option to provide notice (the "**Early Expiry Notice**") of the Early Expiry Event to the holders of the Warrants, such notice to be sent within five Business Days following such Early Expiry Event, advising that the Warrants will expire within 30 days following receipt of the Early Expiry Notice.

The Corporation may only avail itself of the Early Expiry Event if it has filed the Registration Statement under the U.S. Securities Act of 1933, as amended (the "**U.S. Securities Act**"), and had such Registration Statement declared effective by the United States Securities and Exchange Commission.

Concurrent Brokered Offering: Private placement of Units by the Corporation to be offered on a "fully marketed", "best efforts" agency basis. The Offering and the Concurrent Offering, in aggregate will be for up to US$7.6 million and in any case, a minimum of US$5 million at the Issue Price. The Concurrent Brokered Offering shall be subject to a formal agency agreement with Clarus Securities Inc. and Byron Securities Inc. (together, the "**Agents**") which shall include standard industry indemnity and termination provisions, including "material change out", "disaster out", "litigation/regulatory out", "breach", "market out" and "due diligence out" clauses. The Units will be sold by private placement without an offering memorandum, subject to receipt of necessary regulatory approvals.

The Corporation shall pay to the Agents a cash commission equal to 6% of the gross proceeds of the Concurrent Brokered Offering. In addition, the Corporation has agreed to grant the Agents compensation options (the "**Compensation Options**") equal to 6% of the total number of Units sold pursuant to the Concurrent Brokered Offering. Each Compensation Option shall entitle the holder thereof to acquire one Unit at the Issue Price for a period of 24 months following the Closing Date. No Listing Rights or Filing Rights will be issued in connection with the exercise of the Compensation Options.

Registration Statement: The Corporation will use its commercially reasonable best efforts to file a Registration Statement in respect of the Securities (the "**Registration Statement**") with the SEC as soon as practicable following the Closing Date and in any event prior to the date that is twenty-one (21) months following the Closing Date (the "**Filing Deadline**"). The Corporation will use its commercially reasonable best efforts to respond to any comments received from the SEC on the Registration Statement expeditiously in an effort to cause the SEC to declare the Registration Statement effective as soon as is practicable after the date it is filed (the "**Effective Date**").

Use of Proceeds:	The net proceeds of the Offering and the Concurrent Brokered Offering are intended to be used by the Corporation for the advancement of the Green Giant Project in Madagascar and for general working capital purposes.
Jurisdictions:	The jurisdictions for the Offering and the Concurrent Brokered Offering will be those provinces of Canada and those jurisdictions outside of Canada (other than the United States) that are agreed to by the Corporation.
Resale and Hold Period:	The Corporation is a Minnesota corporation and a U.S. registrant with its Common Shares trading on the OTCBB. Pursuant to National Instrument 45-102, the Securities will be subject to a four month hold period under Canadian securities laws, however, the Securities are also "restricted securities" as defined in Rule 144 under the U.S. Securities Act, and may not be resold without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available. Generally, the Unit Shares will be eligible for resale pursuant to Rule 144 under the U.S. Securities Act six months after the Closing Date. The Warrant Shares will, generally, be eligible for resale pursuant to the Rule 144 under the U.S. Securities Act six months after the date of exercise of the Warrants. **Subscribers should obtain independent legal advice in respect of resale restrictions prior to subscribing for the Units.** Pursuant to the above, the Securities shall bear the legends in the forms prescribed by National Instrument 45-102 or other applicable securities legislation, including U.S. securities laws, or stock exchange rules, together with such additional legends as may be appropriate in the circumstances to evidence the Listing Rights and Filing Rights, or otherwise.
Listing:	The Common Shares trade on the OTCBB under the symbol "URST" and on the Frankfurt Stock Exchange under the symbol "YE5". The Warrants will not be listed for trading. The Closing of the Offering and the Concurrent Brokered Offering may be subject to the approval of the OTCBB.
Eligibility	The Units Shares and Warrants comprising the Units are not currently qualified investments for a trust governed by a registered retirement savings plan, registered retirement income fund, deferred profit sharing plan, registered education savings plan, registered disability savings plan or tax-free savings account. However, if, as and when the Common Shares of the Corporation are listed on a designated stock exchange (which currently includes Tiers 1 and 2 of the TSXV), the Unit Shares and Warrants (provided certain conditions are met in the case of the Warrants) will be qualified investments for a trust governed by those plans.
Closing Date:	On or about March 4, 2010 (the "**Closing Date**").
Strategic Investor Subscription:	A strategic investor may participate in the Concurrent Brokered Offering to subscribe for that number of Units that would result in such strategic investor holding approximately 20% (on a partially diluted basis) of the issued and outstanding Common Shares. Upon the closing of the Concurrent Brokered Offering, it is agreed by the Corporation that such strategic investor shall have the right to immediately appoint one member to the Corporation's board of directors. It is further agreed by the Corporation that so long as such strategic investor holds 10% of the issued and outstanding Common Shares, it shall have the right to nominate one person to the list of director nominees forwarded by management of the Corporation for election at the annual shareholders meeting, and management shall use its best efforts to cause such nominees to be elected, subject to applicable law. The Corporation also agrees that for a period of two years following the Closing Date, so long as the strategic investor holds 10% of the issued and outstanding Common Shares, it have the right to participate for up to 20% of all future financings of the Corporation.

SCHEDULE "B"

ACCREDITED INVESTOR STATUS CERTIFICATE

TO BE COMPLETED BY BRITISH COLUMBIA, ALBERTA, SASKATCHEWAN, MANITOBA, ONTARIO, QUÉBEC, NEWFOUNDLAND AND LABRADOR, NOVA SCOTIA, NEW BRUNSWICK AND PRINCE EDWARD ISLAND ACCREDITED INVESTORS

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

TO: **ENERGIZER RESOURCES INC.** (the "**Corporation**")

In connection with the purchase by the undersigned Subscriber of the Units, the Subscriber, on its own behalf and on behalf of each Disclosed Principal for whom the Subscriber is acting (collectively, the "**Subscriber**"), hereby represents, warrants, covenants and certifies to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

(a) the Subscriber is resident in or otherwise subject to the securities laws of one of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Newfoundland and Labrador, Nova Scotia, New Brunswick or Prince Edward Island;

(b) the Subscriber is purchasing the Units as principal for its own account and not for the benefit of any other person or is deemed to be purchasing as principal pursuant to NI 45-106;

(c) the Subscriber is an "accredited investor" within the meaning of NI 45-106 on the basis that the Subscriber fits within one of the categories of an "accredited investor" reproduced below beside which the Subscriber has indicated the undersigned belongs to such category;

(d) the Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) below; and

(e) upon execution of this Schedule "B" by the Subscriber, this Schedule "B" shall be incorporated into and form a part of the Subscription Agreement to which this Schedule "B" is attached.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

☐ (a) a Canadian financial institution, or a Schedule III bank;

☐ (b) the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada);

☐ (c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐ (d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland and Labrador);

☐ (e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐ (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐ (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

☐ (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐ (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐ (j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐ (k) an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐ (l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

☐ (m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐ (n) an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [*Minimum amount investment*] or 2.19 [*Additional investment in investment funds*] of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [*Investment fund reinvestment*] of NI 45-106;

☐ (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐ (p) a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐ (q) a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐ (r) a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐ (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐ (u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

☐ (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after NI 45-106 came into force.

For the purposes hereof, the following definitions are included for convenience:

(a) "bank" means a bank named in Schedule I or II of the *Bank Act* (Canada);

(b) "Canadian financial institution" means (i) an association governed by the *Cooperative Credit Associations Act* (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c) "company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d) "financial assets" means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(e) "fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(f) "investment fund" has the same meaning as in National Instrument 81-106 *Investment Fund Continuous Disclosure*;

(g) "person" includes

(i) an individual,

(ii) a corporation,

(iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons whether incorporated or not, and

(iv) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative.

(h) "related liabilities" means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

(i) "Schedule III bank" means an authorized foreign bank named in Schedule III of the *Bank Act* (Canada);

(j) "spouse" means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the *Divorce Act* (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(k) "subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is an affiliate of another person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

In NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time (as defined in the subscription agreement to which this Schedule "B" is attached) and the Subscriber acknowledges that this accredited investor status certificate is incorporated into and forms a part of the subscription agreement to which it is attached. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation prior to the Closing Time.

Dated: ____________________ Signed: ______________________________

______________________________ ______________________________
Witness (If Subscriber is an Individual) Print the name of Subscriber

______________________________ ______________________________
Print Name of Witness If Subscriber is a corporation, print name and title of Authorized Signing Officer